UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 20, 2021

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)

(702) 318-7548

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

To the extent required, the discussion of the Subscription Agreement and Warrant Agreement set forth in Item 3.02 below is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

On January 20, 2021, Golden Matrix Group, Inc. (the “Company”, “we” and “us”) sold an aggregate of 1,000,000 units to one investor, with each unit consisting of one share of restricted common stock and one warrant to purchase one share of common stock (the “Warrants” and the agreements evidencing such Warrants, the “Warrant Agreements”), at a price of $5.00 per unit. In total the Company raised $5,000,000 pursuant to the private offering of the units. The units were sold pursuant to the entry into a subscription agreement with the investor (the “Subscription Agreement”). The Subscription Agreement provided the investor customary piggyback registration rights (for both the shares and the shares of common stock underlying the Warrants) which remain in place for the lesser of one year following the closing of the offering and the date that the investor is eligible to sell the applicable securities under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

The Warrants have an exercise price of $6.00 per share (and no cashless exercise rights), and are exercisable until the earlier of (a) January 14, 2023, and (b) the 30th day after the Company provides the holder of the Warrants notice that the closing sales price of the Company’s common stock has closed at or above $10.00 per share for a period of ten consecutive trading days. The Warrants include a beneficial ownership limitation, which limits the exercise of the Warrants held by the investor in the event that upon exercise such investor (and any related parties of such investor) would hold more than 4.999% of the Company’s outstanding shares of common stock (which percentage may be increased to 9.999% with at least 61 days prior written notice to the Company from the investor). If the Warrants which were granted in connection with the offering were exercised in full, a maximum of 1,000,000 shares of common stock would be issuable upon exercise thereof.

We claim an exemption from registration for the issuance and sale of the units described above pursuant to Regulation S of the Securities Act (“Regulation S”) since the units were sold to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

                The description of the Subscription Agreement and Warrant Agreement above is not complete and is qualified in its entirety to the full text of the form of Subscription Agreement and form of Warrant Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated into this Item 3.02 by reference in their entity.

Item 8.01 Other Events.

On January 26, 2021, the Company filed a press release disclosing the entry into the Subscription Agreement and Warrant Agreement, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Form of Subscription Agreement (January 2021 Private Offering)
10.2*	Form of Common Stock Purchase Warrant (January 2021 Private Offering)
99.1*	Press release dated January 26, 2021

__________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: January 26, 2021	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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